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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                  Dennis Sheehan
                              Executive Vice President & Chief Financial Officer
                                                                  (973) 812-8600

                                                           The BISYS Group, Inc.
                                                                  (NASDAQ: BSYS)

                                                                   www.bisys.com

                                                                   Eileen Murphy
                                                                        Primedia
                                                                  (212) 745-1857

                    BISYS(R) ACQUIRES PICTORIAL FROM PRIMEDIA
    -- BISYS Accelerates Growth in Internet-Based Training and Licensing for
                    Insurance and Securities Professionals --

LITTLE FALLS, N.J. (June 1, 2000) -- BISYS announced today a definitive agreement to acquire Pictorial from Primedia for $129 million. The transaction will be accounted for under the purchase method and is pending regulatory approval which is anticipated during the next 30 days.

The acquisition follows BISYS' 1999 acquisitions of education and training providers EXAMCO and Dover International, and accelerates its growth and position in Internet-based training and licensing for insurance and securities professionals. The Pictorial acquisition is also complementary to BISYS' rapidly growing Insurance Services business.

The Indianapolis, Ind.-based Pictorial has been the leading provider of comprehensive training and licensing management solutions for insurance carriers, agencies, and

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agents since it was founded in 1945. Its advanced courses, software, and services enable insurance companies and agencies to comply with the complex licensing and appointment processes, and the diverse continuing education requirements of all 50 states. In 1990, Pictorial founded the Society of Insurance Licensing Administrators (SILA) trade association which now has more than 1,500 members from approximately 400 insurance companies.

Pictorial's training library currently consists of more than 100 courses, including life, health, and property/casualty insurance and securities topics. This vast array of courses is available by contemporary Internet delivery, CD-ROM, audio and video cassette, and text book. Its courses enable clients to successfully prepare for licensing examinations and complete continuing education courses in order to meet regulatory requirements and enhance their industry expertise. Pictorial grades and administers more than 60,000 examinations annually through its automated testing and Internet-based capabilities.

Based on the inherently complex process required to license insurance professionals with both insurance carriers, and in the various states where sales occur, most insurance companies in the country utilize Pictorial's services or software to manage this process.

According to Lynn Mangum, BISYS' CEO and chairman, "Virtually every life, health, property/casualty or multi-line insurance company of significant size is a Pictorial client. Customers include more than 60,000 insurance producers and agents, and more than 1,600 home and regional insurance company offices. And Pictorial's market continues to expand as financial services competitors converge and more banks and investment firms begin offering insurance products.

"While BISYS has provided training for both securities and insurance professionals since its 1999 acquisitions, securities training had become the dominant platform. Now through our acquisition of Pictorial, the added insurance training will provide

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a perfect complement to our significant strengths in the investment training industry," concluded Mr. Mangum.

Tom Rogers, chairman and CEO of Primedia, said, "I am very happy to see Pictorial acquired by BISYS, an organization offering so many synergies and with a strong presence in the financial services industry. I am pleased that Pictorial's employees will be part of a company that is such a good fit for their business. For Primedia, this is an extremely positive step toward our goal of focusing our business strategy, and strengthening our position as the leading targeted media company."

ABOUT BISYS

The BISYS Group, Inc. (NASDAQ: BSYS), headquartered in Little Falls, N.J., supports more than 9,000 financial institutions and corporate clients through its integrated business units. BISYS provides information processing and check imaging solutions to approximately 1,000 financial institutions; distributes and administers more than 60 families of mutual funds consisting of more than 700 portfolios; provides retirement plan services to approximately 7,000 companies in partnership with 30 of the nation's leading bank and investment management companies; and provides insurance distribution solutions, professional certification training and continuing education, investment industry consulting services, and enterprise-wide networking services.

BISYS is uniquely positioned as the only single-source integrator of banking, insurance, and mutual fund solutions; and a leading provider of contemporary Internet-based products and services.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

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